UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2025

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, was granted a continued listing exception by the Nasdaq Hearings Panel (the “Panel”) to allow the Company to complete its plan to demonstrate compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”). Subject to confirmation from Nasdaq, the Company believes it has regained compliance with the stockholders’ equity requirement as of the date of this Current Report on Form 8-K.

On January 14, 2025, Healthcare Triangle, Inc. (the “Company”), received  a letter from Nasdaq (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rules since it has not yet held an annual meeting of shareholders within twelve months of the Company’s fiscal year end and since the Nasdaq Hearings panel is currently considering the Company’s continued listing on based on another compliance matter, the Panel will include the Company’s annual meeting non-compliance as an additional basis for delisting. No annual meeting of stockholders was held in 2024 due primarily to the delay in the completion and filing of its Annual Report on Form 10-K because of the dismissal of its prior auditor, BF Borgers CPA PC, as a result of a settlement by BF Borgers of charges made by the Securities and Exchange Commission.

The Company is currently planning for its 2024 Annual Meeting of Stockholders to be held by March 31, 2025 and will provide stockholders of record with proxy materials in advance of the Meeting.

The Nasdaq notice has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Capital Market.

There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance within any extension period that may be granted by the Panel.

Forward Looking Statements

This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected timeline for compliance with the Nasdaq’s Corporate Governance Rules, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations about future events held by management. While the Company believes these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: January 21, 2025	By:	/s/ Thyagarajan Ramachandran
	Name:	Thyagarajan Ramachandran
	Title:	Chief Financial Officer

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